Filed Pursuant to Rule 424(b)(4)

Registration No. 333-295152

PROSPECTUS

Up to 10,000,000 Shares of Common Stock

This prospectus relates to the resale of up to 10,000,000 shares of the common stock, par value $0.01 per share (the “common stock”), of Algorhythm Holdings, Inc., a Delaware corporation (the “Company”, the “registrant,” “we,” “our” or “us”), by Streeterville Capital, LLC, a Utah limited liability company (“Streeterville” or the “Selling Stockholder”), issuable under that certain Securities Purchase Agreement, dated as of August 21, 2025, between us and Streeterville (the “Securities Purchase Agreement”).

Under the Securities Purchase Agreement, we may issue and sell to Streeterville shares of our common stock in one or more pre-paid purchases (each, a “Pre-Paid Purchase” and collectively, the “Pre-Paid Purchases”) for an aggregate principal amount of up to $20,000,000. Upon the terms and subject to the conditions of each Pre-Paid Purchase, following the funding of each Pre-Paid Purchase, Streeterville, in its sole discretion, has the right, but not the obligation, to purchase from us, and we will issue to Streeterville, shares of our common stock in satisfaction of all or a portion of the outstanding balance of the Pre-Paid Purchases, but not exceeding the outstanding balance of the Pre-Paid Purchases (the “Purchase Shares”).

To date, we have entered into four Pre-Paid Purchases with Streeterville for an aggregate principal amount of $19,500,000 which, inclusive of original issue discount and other expenses, amounts to $21,285,000 of aggregate obligations owed to Streeterville under the Securities Purchase Agreement. We have repaid aggregate obligations of $10,229,000 as a result of Streeterville electing to exercise its right to purchase a total of 12,077,557 shares of our common stock under the Securities Purchase Agreement. We currently have approximately $701,000 of aggregate obligations owed to Streeterville under the first Pre-Paid Purchase that we entered into with Streeterville on August 21, 2025 (the “First Pre-Paid Purchase”) and approximately $10,355,000 of aggregate obligations owed to Streeterville under the fourth Pre-Paid Purchase that we entered into with Streeterville on February 17, 2026 (the “Fourth Pre-Paid Purchase”). All obligations outstanding under the second Pre-Paid Purchase that we entered into with Streeterville on November 13, 2025 (the “Second Pre-Paid Purchase”) and the third Pre-Paid Purchase that we entered into with Streeterville on December 19, 2025 (the “Third Pre-Paid Purchase”) have been repaid in full.

In the event Streeterville purchases from us any of the Purchase Shares being registered for resale pursuant to the registration statement of which this prospectus is a part, the outstanding balance of the Pre-Paid Purchases will be reduced by the aggregate purchase price payable to us by Streeterville for the Purchase Shares. The price per share for the Purchase Shares will fluctuate based on the trading price of our common stock during the applicable measuring period. The number of shares of common stock that we may issue to Streeterville is subject to certain conditions and limitations, including a limitation that Streeterville cannot beneficially own in excess of 9.99% of our outstanding shares of common stock and a restriction that we cannot issue shares of common stock to Streeterville in violation of Nasdaq Listing Rule 5635(d). The number of shares of common stock that may be acquired by Streeterville pursuant to the Securities Purchase Agreement is not currently known and is subject to the satisfaction of certain conditions and other limitations, including the conditions and limitations described above.

We will not receive any proceeds from the sale or other disposition of shares by Streeterville. Streeterville will bear all commissions and discounts, if any, attributable to the sale or other disposition of the shares. We will bear all costs, expenses and fees incurred in connection with the registration of Streeterville’s shares.

The distribution of the shares of common stock offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals.

Our common stock is listed on The Nasdaq Capital Market under the symbol “RIME.” The last reported sale price of our common stock on The Nasdaq Capital Market on May 21, 2026 was $0.6841 per share.

Investing in our common stock involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 4 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 3, 2026

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we nor Streeterville have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor Streeterville take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus or any free writing prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

We will not receive any proceeds from the sale by Streeterville of the common stock offered by it in this prospectus.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section entitled “Where You Can Find More Information.”

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

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ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

●	all references to the “Company”, the “registrant,” “we,” “our” or “us” in this prospectus mean Algorhythm Holdings, Inc.;

●	all references to our “fiscal year” mean the year ending December 31;

●	all dollar or $ references, when used in this prospectus, refer to United States dollars; and

●	all Rs. references, when used in this prospectus, refer to the Indian Rupee.

MARKET DATA

Market data and certain industry data and forecasts used throughout this prospectus or incorporated by reference into this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. To our knowledge, certain third-party industry data that includes projections for future periods does not take into account the effects of certain events such as the impact of the war in Ukraine and Israel, the impact any possible recession may have on the sales of our services, and any future outbreaks of coronavirus (COVID-19). Accordingly, those third-party projections may be overstated and should not be given undue weight. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most currently available data. Any website references (URLs) in this prospectus are inactive textual references only and are not active hyperlinks. Therefore, such website references and information accessible from the websites do not constitute a part of, and is not incorporated by reference into, the registration statement of which this prospectus forms a part. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus or incorporated by reference into this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the documents incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in or incorporated by reference into this prospectus or any applicable prospectus supplement and any related free writing prospectus.

Overview

We are an artificial intelligence (“AI”) technology company focused on the growth and development of SemiCab. SemiCab is an AI-enabled software logistics and distribution business that utilizes its proprietary technology platform to enable retailers, brands and transportation providers to address common supply chain problems globally. We operate our SemiCab business through our subsidiary, SemiCab Holdings, LLC.

Prior to August 1, 2025, we had a second business, which was Singing Machine. Singing Machine was a home karaoke consumer products business that designed and distributed karaoke products to retailers and ecommerce partners globally through our subsidiary, The Singing Machine Company, Inc. We sold our Singing Machine business on August 1, 2025. Accordingly, we no longer own or operate the Singing Machine business.

Our operations include our wholly-owned subsidiaries, SMC Logistics, Inc., a California corporation, SMC-Music, Inc., a Florida corporation, The Singing Machine Company, Inc., a Delaware corporation, and RIME Holdings, LLC, and our 80%-owned subsidiaries, SemiCab Holdings, LLC, a Nevada limited liability company, and SMCB Solutions Private Limited, an Indian company.

Our SemiCab Technology Platform

Traditional logistics platforms and systems optimize visible demand by optimizing individual lanes within the logistics network. Freight planning, execution, and exception management rely heavily on manual workflows and fragmented systems. As volumes increase, costs typically scale linearly with headcount, limiting profitability and operational flexibility.

Our SemiCab technology platform is an AI-enabled, cloud-based collaborative transportation platform that operates at the network level. It achieves the scalability required to predict and optimize millions of loads and hundreds of thousands of trucks. It uses real-time data from application programming interface (“API”)-based load tendering and pre-built integrations with transportation management system (“TMS”) partners, warehouse management system (“WMS”) partners, and electronic logging device partners to orchestrate collaboration across manufacturers, retailers, distributors, and their carriers. It uses AI and machine learning predictions and advanced predictive optimization models to enable fully loaded round trips. By pooling demand and supply across shippers, regions, and timeframes, the platform identifies return legs and cross-lane flows that are invisible under conventional planning models. This approach enables structural efficiency improvements rather than episodic or temporary gains.

The platform directly supports stronger unit economics and capital efficiency for our customers. It has successfully enabled individual operators to manage more than 2,000 loads annually. As volumes increase, our customers benefit from lower cost per load, greater asset utilization, lower administrative overhead and more predictable service levels. By automating network-level decision-making, the platform allows organizations to scale throughput without proportional increases in labor, infrastructure, or overhead.

We are focused on expanding and enhancing our SemiCab technology platform to provide better transportation services to our customers as well as to automate operational processes. The objective of these additions and enhancements is to build additional functionality and improve or automate existing functions. This will make us more efficient, lower our costs of operation, enable us to provide more consistent and reliable services, and reduce potential human error in our processes targeting transportation execution and billing.

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We employ a dedicated software development team that maintains and enhances our SemiCab technology platform.

Our Service Offering

Our service offering consists of contract-based, long-haul, full truckload transportation logistics and distribution services that utilize our SemiCab technology platform. We currently provide our services in India and are actively marketing our services in the United States and Europe.

Managed Services

In India, we offer our services through a managed services model to retailers, suppliers, manufacturers and other shippers through our own network of shippers and brokers. We primarily focus on full truck load and over-the-road transportation services. Our services are sold directly to shippers via bids for transportation services. These bids are typically awarded for a selected number of routes for a pre-determined period of time, normally up to a year.

SaaS-Based Services

In the U.S. and other countries, we offer our services through a software-as-a-service (“SaaS”) model called “Apex” by selling subscriptions to shippers, carriers and third-party logistics providers (“3PLs”) to utilize our SemiCab technology platform. Our software enables shippers and carriers to better manage their freight network by creating optimal lane bundles for bidding and optimized execution of loads with better control over their data and analytics. Our software enables 3PLs to better manage their operations for transportation execution by assisting them with shipper management, carrier management, document management, load operations management, invoicing, integration services, and reporting and analytics.

Apex optimizes both visible and predicted demand across the entire freight ecosystem, completely redefining the efficiencies that can be achieved within a logistics network. Through Apex, shippers, carriers and 3PLs can:

●	launch their own branded logistics operating systems, embedding SemiCab’s AI logic, dashboards, and APIs;
●	create multi-party freight networks that reduce empty miles and unlock shared efficiencies;
●	integrate seamlessly with existing TMS, WMS, and telematics systems through open APIs; and
●	use predictive analytics and benchmarking to identify cost savings and improve yield per lane.

Our SemiCab technology platform enhances traditional logistics platforms by providing them with predictive, self-learning orchestration that automates network coordination at scale. It continuously learns from network activity, dynamically adjusting routing, pooling, and capacity allocation in real time.

Our Corporate Information

We were incorporated under the laws of the State of Delaware in 1994. Our principal business address is 6301 NW 5th Way, Suite 2900, Fort Lauderdale, FL 33309, and our telephone number is (954) 800-0425. We maintain our corporate website at https://ir.algoholdings.com/. This website address is not intended to function as a hyperlink and the information contained on our website is not intended to be a part of this prospectus. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision. We make available free of charge on https://ir.algoholdings.com/investor-filings#/ our annual, quarterly, and current reports, and amendments to those reports, if any, as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC. We may from time to time provide important disclosures to investors by posting them in the “Investor Relations” section of our website.

Our common stock is quoted on the Nasdaq under the symbol “RIME”. We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission and are subject to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These filings are available to the public on the Internet at the SEC’s website at https://www.sec.gov.

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SUMMARY OF THE OFFERING

Common stock offered by Streeterville:	Up to 10,000,000 shares that may be issued in the future to Streeterville under the Securities Purchase Agreement.

Common stock outstanding immediately prior to the offering(1):	15,425,958 shares.

Common stock outstanding immediately after the offering(1):	Up to 25,425,958 shares.

Use of proceeds:	We will not receive any proceeds from the sale of the shares of common stock that are being registered in this prospectus.

Listing symbol:	Our common stock is listed on The Nasdaq Capital Market under the symbol “RIME.”

Risk factors:	You should carefully consider the information set forth in this prospectus, and, in particular, the discussion set forth in the section entitled “Risk Factors” beginning on page 4 of this prospectus, before deciding whether or not to invest in shares of our common stock.

(1) As of the date of this prospectus, and excludes:

●	1,271,826 shares of common stock issuable upon the exercise of outstanding stock options; and

●	1,138,163 shares of common stock issuable upon the exercise of outstanding warrants.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options and warrants, in each case as described above.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks described below as well as the risks set forth under the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”), which is incorporated by reference into this prospectus, as amended or supplemented by our subsequent filings with the SEC. You should also refer to the other information contained in this prospectus and the documents incorporated by reference herein, including our financial statements and related notes and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock. There may be additional risks that we do not presently know of or that we currently believe are immaterial that could also impair our business, operating results and financial position. If any of the events described below were to occur, our business, financial condition, ability to access capital resources, results of operations and future growth prospects could be materially and adversely affected and the market price of our common stock could decline. As a result, you could lose some or all of any investment that you may make in our common stock.

Risks Related to this Offering and the Selling Stockholder

The sale of a substantial number of our securities in the public market by Streeterville and/or by our existing security holders could cause the price of our common stock to fall.

To date, we have entered into four Pre-Paid Purchases with Streeterville for an aggregate principal amount of $19,500,000 which, inclusive of original issue discount and other expenses, amounts to $21,285,000 of aggregate obligations owed to Streeterville under the Securities Purchase Agreement. We have repaid aggregate obligations of $10,229,000 as a result of Streeterville electing to exercise its right to purchase a total of 12,077,557 shares of our common stock under the Securities Purchase Agreement. All obligations outstanding under the Second Pre-Paid Purchase and Third Pre-Paid Purchase have been paid off in full. However, we have approximately $701,000 and $10,355,000 of aggregate obligations outstanding under the First Pre-Paid Purchase and Fourth Pre-Paid Purchase, respectively. In the event Streeterville elects to exercise its right to purchase additional shares of our common stock under the First Pre-Paid Purchase, the Fourth Pre-Paid Purchase, or any additional Pre-Paid Purchases that we may in the future complete, we may be required to issue a substantial number of additional shares of our common stock to Streeterville. The sale of a substantial number of our shares of common stock in the public market by Streeterville and/or by our other existing security holders, or the perception that those sales might occur, could result in a significant decline in the public trading price of our common stock.

Shares of our common stock purchased by Streeterville may be issued at a price significantly below the prevailing market price of our common stock, resulting in substantial dilution of our existing stockholders and a decrease in the price of our common stock.

Following the funding of each Pre-Paid Purchase, Streeterville has the right, but not the obligation, to purchase from us that number of shares of common stock up to the lesser of: (i) a number of shares of common stock equal in value to the outstanding balance of the funded amount, and (ii) that number of shares of common stock such that Streeterville will not beneficially own greater than 9.99% of our outstanding shares of common stock. The price per share used to calculate the number of shares to be issued to Streeterville is equal to 90% of the lowest daily volume-weighted average price of our common stock during the ten (10) trading days immediately preceding the applicable purchase date, but not less than the floor price, which is the greater of: (i) 20% of the “Minimum Price” as defined under Nasdaq Listing Rule 5635(d) prior to the applicable closing of the Pre-Paid Purchase, and (ii) $0.10. If Streeterville exercises its right to purchase additional shares of our common stock under Pre-Paid Purchases, the shares may be sold by us to Streeterville at a price significantly below the prevailing market price. This could lead to substantial dilution of our existing stockholders. This dilution, combined with the potential for downward pressure on our share price if Streeterville promptly sells the shares in the open market, could reduce the market value of our common stock significantly.

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We may be required to make substantial cash payments to Streeterville, which could reduce the amount of cash available to fund our operations.

If Streeterville elects to not exercise its right to purchase shares of common stock from us, we will be required to repay any outstanding Pre-Paid Purchases in cash. In addition, the occurrence of an event of default under the Pre-Paid Purchases or certain change-of-control or other fundamental transactions may accelerate repayment or suspend Streeterville’s funding obligations to us. If an event of default occurs under a Pre-Paid Purchase, the outstanding balance will become immediately due and payable. At any time thereafter, upon written notice given by Streeterville, the outstanding balance will increase by seven-and-a-half percent and interest will begin accruing at a rate of the lesser of 18% per annum or the maximum rate permitted under applicable law. If we are involved in a change-of-control transaction or other fundamental transaction, we may be required to repay the Pre-Paid Purchases in cash or such transaction may result in an event of default. We may not have sufficient cash on hand or available resources to meet any of the above repayment obligations, which could force us to seek emergency financing or other arrangements which may not be available or, if available, may be available on unfavorable terms. In the event we do have sufficient funds available, the cash payment obligations, if triggered, could significantly reduce the cash we have available to fund our operations or make necessary investments. This would adversely affect our financial condition, limit our ability to pursue growth opportunities, and adversely affect our business prospects.

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We have broad discretion over the use of the net proceeds that we have received and may in the future receive from Pre-Paid Purchases, and you may not agree with how we use the proceeds.

We have broad discretion over the use of the net proceeds that we have received and may in the future receive from Pre-Paid Purchases and could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. As a result, you will be relying on the judgment of our management with regard to the use of those proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts included or incorporated by reference in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenue and costs, and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions.

We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions that may cause our actual results to differ materially from results proposed in such statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to:

●	our ability to fund our future growth;

●	our ability to execute upon our business plan;

●	our ability to attract and retain management;

●	market acceptance and demand of our services;

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●	labor shortages and changes in employee compensation costs;

●	our ability to maintain and increase the value of our businesses;

●	changes in consumer preferences;

●	our ability to incorporate new and changing technologies;

●	the impact of inflation and other pricing pressures on our business;

●	the effect of competition and consolidation in the industries in which we operate;

●	the impact of any failure of our information technology system, any breach of our network security, and any security breaches of confidential customer information;

●	our ability to comply with applicable international, federal, state and local laws and regulations;

●	our ability to protect our trademarks and other intellectual property;

●	our ability to obtain debt, equity or other financing on favorable terms, or at all;

●	the condition of the securities and capital markets generally;

●	general economic conditions, whether internationally, nationally or in the regional and local market areas in which we are doing business, that may be less favorable than expected;

●	other economic, competitive, governmental (including new tariffs), legislative, regulatory, geopolitical and technological factors that may negatively impact our business, operations and pricing; and

other factors relating to our industry, our operations and results of operations and the securities being offered hereby, including the risks factors described in the section of this prospectus entitled “Risk Factors”. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise our forward-looking statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by Streeterville.

SELLING STOCKHOLDER

We are registering up to 10,000,000 shares of our common stock that may be issued to Streeterville under the First Pre-Paid Purchase, the Fourth Pre-Paid Purchase, and any additional Pre-Paid Purchases that we may in the future complete, subject to certain conditions and limitations, including a limitation that Streeterville cannot beneficially own in excess of 9.99% of our outstanding shares of common stock and a restriction that we cannot issue shares of common stock to Streeterville in violation of Nasdaq Listing Rule 5635(d).

Streeterville may from time to time offer and sell any or all of the shares of common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholder” or “Streeterville” in this prospectus, we mean Streeterville and the donees, pledgees, transferees or other successors-in-interest selling shares of our common stock or interests in shares of our common stock received after the date of this prospectus from Streeterville as a gift, pledge, partnership distribution or other transfer.

The table below sets forth, based on information provided to us by Streeterville or known to us, information as of the date of this prospectus regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock held by Streeterville. Streeterville may sell or otherwise dispose of some, all or none of its shares. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our common stock as to which a stockholder has sole or shared voting power or investment power, and also any shares of our common stock which the stockholder has the right to acquire within 60 days of the date of this prospectus.

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The shares of common stock being offered hereby may be sold or otherwise disposed of by or for the account of Streeterville from time to time during the period the registration statement of which this prospectus is a part remains effective. After the registration statement becomes effective, Streeterville may sell or transfer some or all of the shares of common stock offered hereby.

To our knowledge, other than as disclosed herein, Streeterville has not had any material relationship with us within the past three years. Information about Streeterville may change over time. Any changes to this information will be set forth in an amendment to the registration statement or supplement to this prospectus to the extent required by law.

	Shares Beneficially Owned as of the Date of This Prospectus		Shares Offered Under This	Shares Beneficially Owned After Completion of this Offering(1)
Name of Selling Stockholder	Number	Percent(2)	Prospectus(3)	Number	Percent(2)
Streeterville Capital, LLC(4)	—	—%	10,000,000	—	---%

(1)	Assumes the sale of all shares offered herein.

(2)	The percentage of beneficial ownership for Streeterville is based on 15,425,958 shares of our common stock outstanding as of the date of this prospectus.

(3)	Consists of up to 10,000,000 shares of our common stock that may be issued to Streeterville under the First Pre-Paid Purchase, the Fourth Pre-Paid Purchase, and any additional Pre-Paid Purchases that we may in the future complete, subject to certain conditions and limitations, including a limitation that Streeterville cannot beneficially own in excess of 9.99% of our outstanding shares of common stock and a restriction that we cannot issue shares of common stock to Streeterville in violation of Nasdaq Listing Rule 5635(d).

(4)	The address of Streeterville Capital, LLC is 297 Auto Mall Drive #4, St. George, Utah 84770. John M. Fife has voting and dispositive power over securities held by Streeterville.

SECURITIES ACT RESTRICTIONS ON RESALE OF COMMON STOCK

Pursuant to Rule 144 of the Securities Act, a person who has beneficially owned shares of our restricted common stock for at least six months is entitled to sell their securities provided that: (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, the date of the proposed sale, and (ii) we have been subject to the Exchange Act periodic reporting requirements for at least three months preceding the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file such reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, the date of the proposed sale are subject to the additional restriction that they may sell within any three-month period only that number of shares of our common stock that does not exceed the greater of:

●	one percent (1%) of the total number of shares of our common stock then outstanding; or

●	the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

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PLAN OF DISTRIBUTION

Streeterville may, from time to time, sell any or all of its shares of our common stock on any stock exchange, market or trading facility on which the shares are then traded or in private transactions. These sales may be at fixed or negotiated prices. Streeterville may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	transactions involving broker-dealers that may agree with Streeterville to sell a specified number of such shares at a stipulated price per share;

●	any other method permitted pursuant to applicable law; and

●	a combination of any such methods of sale.

Broker-dealers engaged by Streeterville may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from Streeterville (or, if any broker-dealer acts as agent for the purchaser of the shares, from the purchaser) in amounts to be negotiated between the parties. We do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by Streeterville. Streeterville may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

Streeterville may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgees or secured parties as selling stockholders under this prospectus.

Streeterville also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Streeterville is an “underwriter” within the meaning of the Securities Act. Any broker-dealers or agents that are involved in selling the shares of common stock held by Streeterville or its transferees, pledgees or other successors in interest may also be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

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We are required to pay all fees and expenses incident to the registration of the shares of common stock held by Streeterville. We have agreed to indemnify Streeterville against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Streeterville has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker-dealer acting in connection with a proposed sale of common stock by Streeterville. If we are notified by Streeterville that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares of its common stock, if required, we will file a supplement to this prospectus. If Streeterville uses this prospectus for the sale of any its shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

In order to comply with the securities laws of some states, if applicable, the common stock held by Streeterville or its transferees, pledgees or other successors in interest may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised Streeterville that, while the Securities Purchase Agreement is in effect, the anti-manipulation rules of Regulation M under the Exchange Act prohibit Streeterville, and any other distribution participants that are participating in the distribution of our securities, from: (i) engaging in market making activities (e.g., placing bids or making purchases to stabilize the price of the common stock), and (ii) purchasing shares in the open market. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to Streeterville for the purpose of satisfying the prospectus delivery requirements of the Securities Act. Streeterville may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with Streeterville to keep the registration statement of which this prospectus is a part effective until such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement.

DIVIDEND POLICY

We have never paid any dividends on our common stock and do not intend to pay any dividends on our common stock in the foreseeable future. We intend to use any cash generated from our operations for reinvestment in the growth of our business. Any determination to pay dividends in the future will be made by our board of directors and will depend upon our results of operations, financial condition, contractual restrictions and growth plan, restrictions imposed by applicable law, and other factors deemed relevant by our board of directors. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

DESCRIPTION OF CAPITAL STOCK

The following description is only a summary and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our Certificate of Incorporation and our Bylaws.

General

Our authorized capital stock consists of 800,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $1.00 par value per share. As of the date of this prospectus, there were 15,425,958 shares of our common stock issued and outstanding held by approximately 36 holders of record, and no shares of our preferred stock issued and outstanding.

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Common Stock

Our certificate of incorporation authorizes us to issue up to 800,000,000 shares of common stock, $0.01 par value per share. Each holder of our common stock is entitled to one (1) vote for each share held of record on all voting matters we present for a vote of stockholders, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities, and there are no conversion rights or redemption or sinking fund provisions with respect to our common stock. All shares of our common stock are entitled to share equally in dividends from sources legally available when, and if, declared by our board of directors.

Our board of directors is authorized to issue additional shares of common stock not to exceed the amount authorized by our certificate of incorporation on such terms and conditions and for such consideration as our board of directors may deem appropriate without further stockholder action.

In the event of our liquidation or dissolution, all shares of our common stock are entitled to share equally in our assets available for distribution to stockholders. However, the rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of preferred stock that have been issued or shares of preferred stock that our board of directors may decide to issue in the future.

Preferred Stock

Our certificate of incorporation authorizes us to issue up to 1,000,000 shares of preferred stock, $1.00 par value per share. Our board of directors is authorized, without further action by the stockholders, to issue shares of preferred stock and to fix the designations, number, rights, preferences, privileges, and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms. We believe that our board of directors’ power to set the terms of the preferred stock, and our ability to issue preferred stock, will provide us with flexibility in connection with possible financing or acquisition transactions in the future. The issuance of preferred stock, however, could adversely affect the voting power of holders of common stock and decrease the amount of any liquidation distribution to such holders. The presence of outstanding preferred stock could also have the effect of delaying, deterring, or preventing a change in control of us.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”) regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

● a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

● an affiliate of an interested stockholder; or

● an associate of an interested stockholder,

for three years following the date that the stockholder became an interested stockholder. A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

● our board of directors approves the transaction that made the stockholder an “interested stockholder” prior to the date of the transaction; or

● after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

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Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “RIME.”

EXPERTS

Our consolidated financial statements as of and for the year ended December 31, 2025 that are incorporated by reference in this prospectus have been audited by M&K CPAS, PLLC, an independent registered public accounting firm. The audit report issued by M&K CPAS, PLLC in connection therewith includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern. Such consolidated financial statements have been incorporated herein by reference in reliance on their authority as experts in accounting and auditing.

Our consolidated financial statements as of and for the year ended December 31, 2024 that are incorporated by reference in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm. The audit report issued by Marcum LLP in connection therewith includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern. Such consolidated financial statements have been incorporated herein by reference in reliance on their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Sichenzia Ross Ference Carmel LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, are required to file periodic reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov. Additionally, we will make these filings available, free of charge, on our website at https://algoholdings.com/filings as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on our website is not incorporated herein by reference or otherwise made a part of this prospectus and the inclusion of our website address in this prospectus constitutes an inactive textual reference only.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we subsequently file with the SEC will automatically update and supersede the information contained in this prospectus. In all cases, you should rely on the subsequently filed information rather than different information included in this prospectus. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 2, 2026;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on April 2, 2026;

●	our Current Reports on Form 8-K filed with the SEC on January 23, 2026, February 23, 2026, February 27, 2026, and May 21, 2026; and

●	the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K filed with the SEC on July 14, 2022, and any amendments or reports filed for the purpose of updating, amending, or otherwise modifying such description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of: (1) the completion of the offering of our shares of common stock pursuant to this prospectus, and (2) the date we stop offering our shares of common stock pursuant to this prospectus, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents.

You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is incorporated or deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Algorhythm Holdings, Inc.

6301 NW 5th Way, Suite 2900

Fort Lauderdale, FL 33309

(954) 800-0425

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Up to 10,000,000 Shares of Common Stock

Algorhythm Holdings, Inc.

PROSPECTUS